UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 27, 2020 (February 26, 2020)
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	GCAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

As previously announced, on February 26, 2020, GAIN Capital Holdings, Inc. (“GAIN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with INTL FCStone Inc., a Delaware corporation (“INTL”) and Golf Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of INTL (“Merger Sub”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into GAIN (the “Merger”). As a result of the Merger, Merger Sub will cease to exist, and GAIN will survive as a wholly owned subsidiary of INTL.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, at the effective time of the Merger (the “Effective Time”), each share of GAIN common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares) will be converted into the right to receive $6.00 in cash, without interest.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of customary conditions, including, without limitation, (1) the approval of the Merger Agreement and the transactions contemplated thereunder by GAIN’s stockholders (the “Shareholder Approval”), (2) the absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger, (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the receipt of all other required regulatory approvals, (5) subject to certain qualifications, the accuracy of representations and warranties and obligations of GAIN, INTL and Merger Sub, as applicable, under the Merger Agreement and (6) there shall not have occurred a Company Material Adverse effect on GAIN or a Parent Material Adverse Effect on INTL (as such terms are defined in the Merger Agreement) since the signing of the Merger Agreement.

Representations and Warranties; Covenants

The Merger Agreement includes detailed representations, warranties and covenants of GAIN, INTL and Merger Sub. Between the date of execution of the Merger Agreement and the Effective Time, GAIN has agreed to conduct its business in the ordinary course consistent with past practice and use its commercially reasonable best efforts to preserve intact its business organizations and relationships with third parties, including governmental authorities with jurisdiction over GAIN’s operations, customers, suppliers, licensors, licensees and other third parties and to keep available the services of its present officers and key employees.

In addition, subject to certain exceptions, GAIN has agreed not to, and to cause its subsidiaries not to, and to instruct its and its subsidiaries’ respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal (as defined in the Merger Agreement), (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to GAIN or any of its subsidiaries or afford access to the business, properties, assets, books or records of GAIN or any of its subsidiaries to, otherwise knowingly cooperate in any way with, or knowingly assist or participate in any effort by any third party relating to an Acquisition Proposal or any inquiry, expression of interest, proposal or request for information that would reasonably be expected to lead to an Acquisition Proposal (other than requesting the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or would reasonably be expected to result in, a superior proposal), (iii) make an adverse recommendation change with regard to the Merger, (iv) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware inapplicable to any third party or any Acquisition Proposal or (v) fail to enforce, grant a waiver or release under a standstill or similar agreement.

Under the terms of the Merger Agreement, INTL and GAIN are required to use reasonable best efforts (except where the Merger Agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the Merger, including preparing and filing as promptly as practicable all necessary filings and obtaining all required regulatory approvals. Notwithstanding the foregoing,

INTL is not be required to (i) take or commit to take any action that would reasonably be expected to result in changes to the business of GAIN or any of its subsidiaries or of INTL or any of its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount in excess of $25,000,000 in the aggregate, in the 2019 fiscal year or (ii) take or commit to take any actions that would result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) by GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date of the Merger Agreement (but excluding any payments, costs or expenditures otherwise incurred in connection with the Merger Agreement or the consummation of the Merger), in excess of $12,500,000 in the aggregate in any fiscal year (it being understood and agreed that INTL shall be obligated to take any such actions (A) that result in changes to the business of GAIN or any of its subsidiaries or of INTL or its subsidiaries that, if in effect at the start of fiscal year 2019, would have resulted in the reduction of the revenues of GAIN, its subsidiaries, INTL and/or its subsidiaries, by an amount not in excess of $25,000,000 in the aggregate, in the 2019 fiscal year and (B) that would not result in incremental payments, costs or expenditures (including reasonable counsel and advisor fees) to GAIN, its subsidiaries, INTL and/or its subsidiaries, on or after the date hereof (but excluding any payments, costs or expenditures otherwise incurred in connection with this Agreement or the consummation of the Transaction) in excess of $12,500,000 in the aggregate in any fiscal year).

Termination and Termination Fees

The Merger Agreement includes termination provisions for both GAIN and INTL, including if the Merger has not been consummated on or before November 27, 2020 (the “End Date”), and provides that, in connection with a termination of the Merger Agreement under specified circumstances, GAIN will be required to pay INTL a termination fee of $9 million. Such specified circumstances for the payment of a termination fee by GAIN include, among others, (i) termination by INTL for (or termination by GAIN due to failure to obtain Shareholder Approval following) an adverse recommendation change by GAIN’s Board of Directors or a failure of GAIN’s Board of Directors to call a stockholders meeting and (ii) termination by GAIN in connection with a superior proposal. In addition, under certain circumstances the termination fee may be payable if the Merger Agreement is terminated and GAIN subsequently enters into or consummates an alternative acquisition proposal within 1 year of such termination. Subject to the previous sentence, if the Merger Agreement is terminated because GAIN’s stockholders failed to approve the Merger at the stockholders meeting GAIN agrees to reimburse INTL for its reasonable out-of-pocket deal-related expenses up to $3.5 million (which shall be credited against any termination fee payable).

Treatment of Equity Awards

At the Effective Time, each GAIN stock option shall be canceled and shall entitle the holder to receive an amount in cash equal to the excess, if any, of the per share merger consideration of $6.00 over the applicable exercise price of such stock option multiplied by the number of shares underlying such stock option.

At the Effective Time, each GAIN restricted stock unit and GAIN restricted stock award that is outstanding shall immediately vest and shall be converted into the right to receive a cash payment equal to the per share merger consideration of $6.00 multiplied by the number of shares of GAIN common stock underlying such award, and with respect to any restricted stock unit that vests based on the achievement of performance goals (i) if the performance period applicable to such award has concluded, the number of shares of GAIN common stock underlying such award shall be determined based on actual performance and (ii) if the performance period applicable to such award has not concluded, the number of shares of GAIN common stock underlying such award shall be calculated based on target performance.

Prior to the Effective Time, GAIN shall take all actions with respect to the GAIN 2011 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”) to (i) terminate the ESPP and all outstanding rights thereunder as of immediately prior to and contingent upon the Effective Time and (ii) ensure that (A) existing participants thereunder may not increase their elections with respect to the current offering period, (B) no employee who is not a participant in the ESPP as of the end of the business day immediately prior to the date of the Merger Agreement may become a participant in the ESPP, (C) no more than 134,000 shares of GAIN common stock shall be purchasable under the ESPP during the current offering period and (D) no offering period shall commence after the current offering period and before the Effective Time.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any factual information about GAIN, INTL or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by GAIN stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by GAIN stockholders. GAIN stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to GAIN stockholders’ right to receive the merger consideration and the right of holders of GAIN equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of GAIN, INTL or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GAIN’s or INTL’s public disclosures.

Voting and Support Agreements

Concurrently with and as a condition to INTL’s execution of the Merger Agreement, each of (i) VantagePoint Capital Partners, (ii) IPGL Limited and IPGL No 1 Limited and (iii) Glenn Stevens, the Chief Executive Officer of GAIN, who collectively own approximately 44% of GAIN common stock, entered into a voting and support agreement with INTL in their capacities as stockholders of GAIN (collectively, the “Voting and Support Agreements”), pursuant to which such stockholders have, subject to certain limitations, committed to vote their shares of GAIN common stock in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. Subject to the terms therein, the Voting and Support Agreements will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the entry, without the prior written consent of such stockholder, into any amendment, modification or waiver of the Merger Agreement which results in a change to the form of, or decrease in the amount of, the merger consideration or an extension to the End Date.

The Rights Agreement Amendment

On February 26, 2020, in connection with the transactions contemplated by the Merger Agreement, GAIN entered into an Amendment No. 3 (the “Rights Agreement Amendment”) to the Rights Agreement dated as of April 9, 2013 (as amended by Amendment No. 1 dated as of April 8, 2016, and further amended by Amendment No. 2 dated as of April 8, 2019) (the “Rights Agreement”), by and between GAIN and Broadridge Corporate Issuer Solutions, Inc., a Delaware corporation. The Rights Agreement Amendment provides, among other things, that neither the approval, execution, delivery or adoption of the Merger Agreement or the Voting and Support Agreements, nor the announcement or the consummation of the transactions contemplated by the Merger Agreement or the Voting and Support Agreements, will (a) cause a Section 9(a)(ii) Event (as defined in the Rights Agreement) to occur, (b) cause INTL, Merger Sub or any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) to become an Acquiring Person (as defined in the Rights Agreement) or (c) give rise to a Stock Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement).

The foregoing description of the Rights Agreement Amendment, the transactions contemplated thereby, and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the actual Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference, and (ii) the actual Rights Agreement, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 9, 2013 and incorporated herein by reference, (iii) Amendment No. 1 to the Rights Agreement, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 11, 2016 and incorporated herein by reference and (iv) Amendment No. 2 to the Rights Agreement, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 9, 2019 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The foregoing discussion of the Rights Agreement Amendment under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

In addition to historical information, this communication contains "forward-looking" statements including, but not limited to, GAIN management's expectations for the future. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN's annual report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on March 11, 2019, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, the risk that our stockholders may not adopt the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed Merger may not be satisfied in a timely manner, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN’s views as of the date of this communication. GAIN undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Additional Information and Where to Find it

In connection with the proposed transaction, GAIN will file a proxy statement on Schedule 14A with the SEC. Additionally, GAIN plans to file other relevant materials with the SEC in connection with the proposed transaction. This material is not a substitute for the proxy statement or any other document which GAIN may file with the SEC. The definitive proxy statement will be sent or given to the stockholders of GAIN and will contain important information about the proposed transaction and related matters. INVESTORS IN AND SECURITY HOLDERS OF GAIN ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. The materials to be filed by GAIN with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or in the “Investor Relations” section of GAIN’s website at www.gaincapital.com.

Participants in Solicitation

GAIN and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from GAIN’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of GAIN is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 11, 2019 and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among GAIN Capital Holdings, Inc., INTL FCStone Inc. and Golf Merger Sub I Inc., dated as of February 26, 2020.*
4.1	Amendment No. 3 to Rights Agreement by and between GAIN Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc., dated as of February 26, 2020.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GAIN agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: February 27, 2020

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Name:	Diego Rotsztain
Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among GAIN Capital Holdings, Inc., INTL FCStone Inc. and Golf Merger Sub I Inc., dated as of February 26, 2020.
4.1	Amendment No. 3 to Rights Agreement by and between GAIN Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc., dated as of February 26, 2020.